Exhibit 10.3

KULR TECHNOLOGY GROUP, INC.

Restricted STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”) is made and entered into as of the date set forth below, by and between KULR Technology Group, Inc., a Delaware corporation (the “Company”), and the employee, director or consultant of the Company named in Section 1(b). (“Grantee”):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.	Stock Award Information.

(a)	Date of Award:	[DATE]
(b)	Grantee:	[NAME]
(c)	Number of Shares:	[# SHARES]
(d)	Original Value:	$[CLOSNG SHARE $ DAY PRIOR TO GRANT]

2.	Acknowledgements.
(a)	Grantee is an employee of the Company.

(b)   The Company has adopted the 2018 KULR TECHNOLOGY GROUP EQUITY INCENTIVE PLAN (the “Plan”) under which the Company’s common stock (“Stock”) may be offered to directors, officers, employees and consultants pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 701 thereunder.

3.   Shares; Value. The Company hereby grants to Grantee, upon and subject to the terms and conditions of Section 5 and otherwise herein stated, the number of shares of Stock set forth in Section 1(c) (the “Shares”), which Shares have a fair value per share (“Original Value”) equal to the amount set forth in Section 1(d). For the purpose of this Agreement, the terms “Share” or “Shares” shall include the original Shares plus any shares derived therefrom, regardless of the fact that the number, attributes or par value of such Shares may have been altered by reason of any recapitalization, subdivision, consolidation, stock dividend or amendment of the corporate charter of the Company. The number of Shares covered by this Agreement and the Original Value thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

4.   Investment Intent. Grantee represents and agrees that Grantee is accepting the Shares for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that, if requested, Grantee shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares are registered under the Securities

Act, Grantee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

5.   Vesting of Shares. Subject to provisions of Sections 5.1 and 5.2 hereof, the Shares shall vest during the term of Grantee’s employment in [four (4) equal annual installments of twenty-five percent (25%) of the Shares covered by this Agreement, the first installment to be vested on the twelve (12) month anniversary of the Date of Award (the “Initial Vesting Date”), with an additional twenty-five percent (25%) of such Shares vesting on each of the three (3) successive twelve (12) month periods] following the Initial Vesting Date. The installments shall be cumulative.

5.1.  Termination of Employment. If Grantee shall cease to be employed by the Company for any reason, whether voluntarily or involuntarily, other than by death, unvested Shares shall be automatically forfeited upon such termination and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

5.2.  Death or Disability of Grantee. The foregoing vesting schedule notwithstanding, in the event of termination due to the Grantee’s death or disability, 100% of the unvested Stock shall vest as of the date of such termination.

6.  Representations and Warranties of the Grantee. This Agreement and the issuance and grant of the Shares hereunder is made by the Company in reliance upon the express representations and warranties of the Grantee, which by acceptance hereof the Grantee confirms that:

(a)   The Shares granted to him pursuant to this Agreement are being acquired by him for his own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares. It is understood that the Shares have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends, among other things, upon the bona fide nature of his representations as expressed herein;

(b)   The Shares must be held by him indefinitely unless they are subsequently registered under the Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Shares or to make available any such exemption; and

(c)   Grantee further represents that Grantee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information,

(d)   Unless and until the Shares represented by this Grant are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN RESTRICTD STOCK AWARD AGREEMENT DATED [DATE] BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

(e)   Grantee understands that he or she will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, as of the date of grant, exceeds the price paid by Grantee, if any. The acceptance of the Shares by Grantee shall constitute an agreement by Grantee to report such income in accordance with then applicable law. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Grantee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Grantee to make a cash payment to cover such liability.

7.   Stand-off Agreement. Grantee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Grantee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering. This Section 7 shall survive any termination of this Agreement.

8.   Termination of Agreement. This Agreement shall terminate on the occurrence of any one of the following events: (a) written agreement of all parties to that effect; (b) a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company; (c) the closing of any public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act; or (d) dissolution, bankruptcy, or insolvency of the Company.

9.   Agreement Subject to Plan; Applicable Law. This Grant is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Grantee, at no charge, at the principal office of the Company. Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Grant shall be governed by the laws of the State of Delaware and subject to the exclusive jurisdiction of the courts therein.

10.   Miscellaneous.

(a)   Notices. Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to have been duly delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Grantee at the last address provided by Grantee for use in the Company’s records.

(b)   Entire Agreement. This instrument constitutes the sole agreement of the parties hereto with respect to the Shares. Any prior agreements, promises or representations concerning the Shares not included or reference herein shall be of no force or effect. This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto and their respective transferees, heirs, legal representatives, successors, and assigns.

(c)   Enforcement. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware and subject to the exclusive jurisdiction of the courts located in the State of Delaware. If Grantee attempts to transfer any of the Shares subject to this Agreement, or any interest in them in violation of the terms of this Agreement, the Company may apply to any court for an injunctive order prohibiting such proposed transaction, and the Company may institute and maintain proceedings against Grantee to compel specific performance of this Agreement without the necessity of proving the existence or extent of any damages to the Company. Any such attempted transaction shares in violation of this Agreement shall be null and void.

(d)   Validity of Agreement. The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties hereto. It is intended that each Section of this Agreement shall be viewed as separate and divisible, and in the event that any Section shall be held to be invalid, the remaining Sections shall continue to be in full force and effect.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

COMPANY:	KULR TECHNOLOGY GROUP, INC.,
a Delaware corporation

By:

Name:

GRANTEE:
By:

(signature)
Name: